Exhibit 8.1

FOLEY & LARDNER LLP ATTORNEYS AT LAW

February 14, 2005	ONE INDEPENDENT DRIVE, SUITE 1300 JACKSONVILLE, FL 32202-5017 P. O. BOX 240 JACKSONVILLE, FL 32201-0240 904.359.2000 TEL 904.359.8700 FAX www.foley.com

CLIENT/MATTER NUMBER 051722-0114

Trailer Bridge, Inc.

10405 New Berlin Road, East

Jacksonville, Florida 32226

Re:	Trailer Bridge, Inc. Registration Statement on Form S-4 relating to $85,000,000 aggregate principal amount of 9¼% Senior Secured Notes due November 15, 2011

Ladies and Gentlemen:

You have requested our opinions as tax counsel for Trailer Bridge, Inc., a Delaware corporation (the “Company”) concerning the federal income tax consequences in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the exchange of up to $85,000,000 aggregate principal amount of 9¼% Senior Secured Notes due November 15, 2011 (the “Notes”) to be registered under the Act (the “New Notes”) for a like principal amount of the Company’s issued and outstanding 9¼% Senior Secured Notes due November 15, 2011 that have not been registered under the Act (the “Old Notes”).

In our capacity as such counsel, we have reviewed the Registration Statement and the Indenture dated as of December 1, 2004, between the Company and Wells Fargo Bank, National Association, as the trustee. We also have reviewed such matters of law and examined original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies. As to certain matters of fact material to this opinion, we have relied, without independent verification, upon factual representations set forth in the Registration Statement, certificates of the Company and of certain officers of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the opinions set forth in the Registration Statement under the caption “Certain United States Federal Income Tax Consequences” are accurate in all material respects as to matters of law and legal conclusions.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for

BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK	ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C. WEST PALM BEACH	004.468299.1

Trailer Bridge, Inc.

February 14, 2005

the benefit of the Company in connection with the matters addressed herein. This opinion may not be relied upon by any person or entity for any purpose without our prior written consent.

The foregoing opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Foley & Lardner LLP